--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): August 6, 1998

                                 WORLDCOM, INC.
             (Exact Name of Registrant as Specified in its Charter)

 Georgia                            0-11258                    58-1521612
(State or Other                  (Commission File            (IRS Employer
 Jurisdiction of                     Number)            (Identification Number)
 Incorporation)


                             515 East Amite Street
                        Jackson, Mississippi 39201-2702
                    (Address of Principal Executive Office)


Registrant's telephone number, including area code:  (601) 360-8600




-------------------------------------------------------------------------------

ITEM 5.  OTHER EVENTS.

           CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

     This Form 8-K may be deemed to include or incorporate by reference forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "PSLRA") that involve risk and uncertainty, including, without limitation, statements contained under "The MCI/WorldCom Merger" and "Pro Forma Condensed Combined Financial Statements." Such statements may include, but are not limited to, the following:

     (i) certain statements, including possible or assumed results of operations of WorldCom, Inc. ("WorldCom" or the "Company") or MCI Communications Corporation ("MCI") and the combined companies ("MCI/WorldCom"), forecasts, projections and descriptions of anticipated cost savings or other synergies, possible charges related to the allocation of a portion of the purchase price for MCI to in-process research and development projects of MCI or to certain exit costs relating to integrating the operations of MCI, the markets for WorldCom's or MCI's services and products, anticipated capital expenditures, regulatory developments, competition or the effects of the pending MCI/WorldCom merger (the "MCI/WorldCom Merger"), or the recently completed acquisitions by WorldCom of CompuServe Corporation (the "CompuServe Merger") and Brooks Fiber Properties, Inc. (the "BFP Merger") and the transactions with America Online, Inc. (the "AOL Transaction"), as well as assumptions regarding the foregoing;

     (ii) any statements preceded by, followed by or that include the words "intend," "expect," "project," "estimate," "predict," "anticipate," "should," "believe" and similar expressions; and

     (iii) other statements contained or incorporated by reference herein regarding matters that are not historical facts.

     Because such statements are subject to risks and uncertainties, future events and actual results, performance and achievements could differ materially from those set forth in, contemplated by or underlying the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements herein include, without limitation, the Company's degree of financial leverage, risks associated with debt service requirements and interest rate fluctuations, risks associated with acquisitions and the integration thereof, risks of international business, dependence on availability of transmission facilities, regulation risks including the impact of the Telecom Act, contingent liabilities, and the impact of competitive services and pricing, as well as other risks referenced from time to time in the Company's filings with the Securities and Exchange Commission, including the Company's Form 10-K for the year ended December 31, 1997. Investors are cautioned not to place undue reliance on such statements, which speak only as of the date thereof.

     The independent public accountants have not examined or compiled any such forward-looking statements or any forecasts or other projections referred to herein and, accordingly, do not provide any assurance with respect to such statements.

     The cautionary statements contained or referred to in this section should be considered in connection with any subsequent written or oral forward-looking statements that may be issued by WorldCom or persons acting on its behalf.
The Company does not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

(1) On October 1, 1997, WorldCom announced its intention to commence an exchange offer to acquire all of the outstanding shares of MCI common stock, par value $.10 per share ("MCI Common Stock"), for $41.50 of WorldCom Common Stock, subject to adjustment in certain circumstances as set forth in materials filed by WorldCom with the Securities and Exchange Commission (the "Commission"). On November 9, 1997, WorldCom entered into an Agreement and Plan of Merger (the "MCI/WorldCom Merger Agreement") with MCI and MCI Merger Sub, providing for the merger (the "MCI/WorldCom Merger"), with MCI Merger Sub surviving as a wholly owned subsidiary of WorldCom. As a result of the MCI/WorldCom Merger, the separate corporate existence of MCI will cease, and MCI Merger Sub (which will be renamed "MCI Communications Corporation") will succeed to all the rights and be responsible for all the obligations of MCI in accordance with the Delaware General Corporation Law. Subject to the terms and conditions of the MCI/WorldCom Merger Agreement, each share of MCI Common Stock outstanding immediately prior to the effective time of the MCI/WorldCom Merger (the "MCI/WorldCom Effective Time"), other than shares owned by WorldCom or held by MCI, will be converted into the right to receive that number of shares of WorldCom Common Stock equal to the MCI Exchange Ratio (as defined below), and each share of MCI Class A common stock, par value $.10 per share ("MCI Class A Common Stock"), outstanding immediately prior to the MCI/WorldCom Effective Time will be converted into the right to receive $51.00 in cash, without interest thereon. The "MCI Exchange Ratio" means the quotient (rounded to the nearest 1/10,000) determined by dividing $51.00 by the average of the high and low sales prices of WorldCom Common Stock (the "MCI/WorldCom Average Price") as reported on The Nasdaq National Market on each of the 20 consecutive trading days ending with the third trading day immediately preceding the MCI/WorldCom Effective Time; provided, however, that the MCI Exchange Ratio will not be less than 1.2439 or greater than 1.7586. Cash will be paid in lieu of the issuance of any fractional share of WorldCom Common Stock in the MCI/WorldCom Merger.

        Based on the number of shares of MCI Common Stock outstanding as of March 31, 1998 and assumed MCI Exchange Ratios of 1.2439 and 1.7586, approximately 731,890,172 shares and 1,034,731,133 shares, respectively, of WorldCom Common Stock would be issued in the MCI/WorldCom Merger. In addition, as of March 31, 1998, outstanding options to purchase shares of MCI Common Stock would be converted in the MCI/WorldCom Merger to options to acquire an aggregate of approximately 103,019,687 shares and 145,647,095 shares, respectively, of WorldCom Common Stock, and the exercise price would be adjusted to reflect the MCI Exchange Ratio, so that, on exercise, the holders would receive, in the aggregate, the same number of shares of WorldCom Common Stock as they would have received had they exercised prior to the MCI/WorldCom Merger, at the same exercise price.

        The MCI/WorldCom Merger was approved by the MCI stockholders and the WorldCom shareholders at separate meetings held on March 11, 1998. The MCI/WorldCom Merger was subsequently conditionally approved by the U.S. Department of Justice and the European Commission, subject to the divestiture of MCI's Internet services business. See Item 5(2) below. In addition, the MCI/WorldCom Merger is also subject to approvals from the Federal Communications Commission ("FCC") and certain state government bodies. WorldCom anticipates that the MCI/WorldCom Merger will close in the third quarter of 1998.

         In May 1998, GTE Corporation and three of its subsidiaries filed suit in the U.S. District Court for the District of Columbia against WorldCom and MCI seeking to enjoin the MCI/WorldCom Merger on the grounds that it violates U.S. antitrust laws. WorldCom believes that the complaint is without merit, although there can be no assurance as to the ultimate result of the suit.

        Termination of the MCI/WorldCom Merger Agreement by MCI or WorldCom under certain conditions will require MCI to pay WorldCom $750 million as a termination fee and to reimburse WorldCom the $450 million alternative transaction fee paid by WorldCom to British Telecommunications plc ("BT"). Further, termination of the MCI/WorldCom Merger Agreement by MCI or WorldCom under certain conditions, would require WorldCom to pay MCI $1.635 billion as a termination fee.

         Pursuant to an agreement (the "BT Agreement") among MCI, WorldCom and BT, the prior merger agreement between BT and MCI (the "BT/MCI Merger Agreement") was terminated, and WorldCom agreed to pay BT an alternative transaction fee of $450 million and expenses of $15 million payable to BT in accordance with the BT/MCI Merger Agreement. These fees were paid on November 12, 1997. WorldCom also agreed to pay to BT an additional payment of $250 million in the event that WorldCom is required to make the $1.635 billion payment to MCI in accordance with the MCI/WorldCom Merger Agreement.

         WorldCom is in the process of developing its plan to integrate the operations of MCI which may include certain exit and restructuring costs. As a result of this plan, a charge, which may be material but which cannot now be quantified, is expected to be recognized in the period in which such a restructuring occurs. In addition, WorldCom is conducting asset valuation studies of MCI's tangible and identifiable intangible assets, including in-process research and development projects, for the purpose of allocating the purchase price to the net assets acquired. A preliminary estimate of the one-time charge for purchased in-process research and development projects of MCI is between $6 and $7 billion. This discussion of possible future charges or allocations constitute "forward looking statements" within the meaning of federal securities laws subject to risks and uncertainties. Important factors that could cause actual results to differ materially from such statement include, without limitation, the preliminary nature of such estimates and the need to complete asset valuation studies.

         The pro forma financial statements set forth under Item 7 are the same as those contained in WorldCom's Form 8-K/A-3 dated November 9, 1997 (filed May 28, 1998), except that additional information regarding such preliminary estimate of the one-time charge for purchased in-process research and development projects is contained herein.

         The foregoing description of the MCI/WorldCom Merger Agreement and the BT Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to such agreements, copies of which are incorporated by reference as exhibits to the WorldCom Annual Report on Form 10-K for the year ended December 31, 1997, which is incorporated by reference herein. Additional information regarding such agreements and the transactions contemplated thereby (as of January 22, 1998) is also contained in portions of WorldCom's Proxy Statement/Prospectus dated January 22, 1998 under the captions "The MCI/WorldCom Merger - Interests of Certain Persons in the Transaction," "Other Terms of the MCI/WorldCom Merger Agreement," "The BT Agreement" and "Certain Regulatory Filings and Approvals" included in WorldCom's Registration Statement on Form S-4, as amended (No. 333-36901), which portions are hereby incorporated by reference herein.

(2) On July 15, 1998, MCI announced that it had entered into a letter agreement (the "Letter Agreement") with Cable and Wireless plc ("Cable & Wireless") to sell its Internet backbone facilities and wholesale and retail Internet business (the "iMCI Business") for $1.75 billion in cash. The sale of the iMCI Business includes all associated traffic, revenue and backbone facilities. Cable & Wireless will acquire the following Internet assets: MCI's U.S. nationwide Internet backbone, MCI's dedicated access customers, MCI's Internet service provider customers, MCI's dial-up business and MCI's web hosting and managed firewall services. In connection with the transaction, MCI has agreed to provide Cable & Wireless underlying transport service for Cable & Wireless's Internet backbone for up to five years. MCI and Cable & Wireless have also agreed to non-competition agreements for transitioning accounts of 24 and 18 months for wholesale and dedicated access retail customers, respectively. In addition, approximately 1,000 MCI employees - in engineering, sales, customer service, marketing, operations and administrative support - may be transferred to Cable & Wireless. The sale of the iMCI Business to Cable & Wireless is contingent upon receipt of U.S. Department of Justice and European Commission approval of the sale and the final regulatory approval of the MCI/WorldCom Merger. The Letter Agreement will terminate if such governmental approvals are not received by December 31, 1998.

         MCI's agreement with Cable & Wireless has no immediate impact on MCI's Internet customers. They will continue to receive Internet service from MCI until the close of the MCI/WorldCom Merger when the agreement with Cable & Wireless becomes effective. At that time, they will become Cable & Wireless Internet customers. Subject to the terms of the Letter Agreement, MCI/WorldCom will offer a full suite of Internet services upon completion of the MCI/WorldCom Merger.

(3) On July 29, 1998 MCI announced that through its wholly owned Brazilian subsidiary, Startel Participacoes Ltda ("Startel"), it had won the tender for
51.79 percent of the voting shares of Embratel Participacoes S.A. ("Embratel") the long distance company of Brazil. Certain portions of the press release related to this transaction are attached hereto as Exhibit 99.4 and are incorporated herein by reference.

ITEM 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         The following pro forma financial information and exhibits are filed herewith in accordance with Item 601 of Regulation S-K:

         (a)   Financial Statements.

                  The historical financial statements of WorldCom and related notes as of December 31, 1997 and for each of the years in the three-year period ended December 31, 1997 are contained in WorldCom's Current Report on Form 8-K dated May 28, 1998 and the historical financial statements of WorldCom and related notes as of March 31, 1998 and for the three months ended March 31, 1998 and 1997 are contained in WorldCom's Quarterly Report on Form 10-Q for the three months ended March 31, 1998, which reports are incorporated by reference herein. The historical financial statements of MCI and related notes as of December 31, 1997 and March 31, 1998 and for each of the years in the three-year period ended December 31, 1997 and for the three months ended March 31, 1998 and 1997 are contained in WorldCom's Current Report on Form 8-K/A-3 filed May 28, 1998, which is incorporated by reference herein.

         (b)   Pro Forma Information.

                  The pro forma financial information required by this item are contained in the financial statements and footnotes thereto listed in the Index on page F-1.

            (c)   Exhibit Index

  Exhibit No.                        Description
  -----------                        -----------

  99.1 Certain portions of MCI's Press release dated July 30, 1998 (incorporated herein by reference to Exhibit 99.1 to WorldCom's Form 8-K dated August 4, 1998 (filed August 4,
                    1998)).

  99.2 Certain portions of WorldCom's press release dated July 23, 1998 (incorporated herein by reference to Exhibit 99.1 to WorldCom's Form 8-K dated July 23, 1998 (filed July 24,
                    1998)).



  99.3 Portions of WorldCom's Proxy Statement/Prospectus dated January 22, 1998 under the captions "The MCI/WorldCom Merger
                    - Interests of Certain Persons in the Transaction," "Other Terms of the MCI/WorldCom Merger Agreement," "The BT Agreement" and "Certain Regulatory Filings and Approvals" contained in WorldCom's Registration Statement on Form S-4, as amended (No. 333-36901), which portions are hereby incorporated by reference herein.


  99.4              Certain portions of MCI's press release dated July 29, 1998.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                  WORLDCOM, INC.



                                               By: /s/ SCOTT D. SULLIVAN
                                                  -----------------------------
                                                  Scott D. Sullivan
                                                  Chief Financial Officer

August 6, 1998

                    INDEX TO PRO FORMA FINANCIAL STATEMENTS

Pro Forma Financial Statements                                     Page Numbers
------------------------------                                     ------------
WorldCom, Inc. - For the three months ended March 31, 1998 and for the fiscal year ended December 31, 1997:

Pro Forma Condensed Combined Financial Statements                      F-2
Pro Forma Condensed Combined Balance Sheet as of March 31, 1998        F-3
Pro Forma Condensed Combined Statement of Operations for the
  three months ended March 31, 1998                                    F-4
Pro Forma Condensed Combined Statement of Operations for the
  year ended December 31, 1997                                         F-5
Notes to Pro Forma Condensed Combined Financial Statements             F-6

               PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

     The following unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 1998 and unaudited Pro Forma Condensed Combined Statement of Operations for the three months ended March 31, 1998, and for the year ended December 31, 1997, illustrate the effect of the MCI/WorldCom Merger as if the MCI/WorldCom Merger had occurred on March 31, 1998, for the Pro Forma Condensed Combined Balance Sheet and as of the earliest date presented for the Pro Forma Condensed Combined Statement of Operations. No adjustment has been included in the pro forma amounts for any anticipated cost savings or other synergies, or for the sale of the iMCI Business to Cable & Wireless pursuant to the Letter Agreement. See Item 5(2) above, or for MCI's purchase of an investment in Embratel. See Item 5(3) above.

     Pursuant to the terms of the MCI/WorldCom Merger Agreement, each share of MCI Common Stock will be converted into the right to receive that number of shares of WorldCom Common Stock equal to the MCI Exchange Ratio. The holder of MCI Class A Common Stock will be entitled to receive $51.00 per share in cash for each of the MCI Class A Common Stock shares it owns, or approximately $7 billion in the aggregate. The Pro Forma Condensed Combined Financial Statements have been prepared assuming the MCI/WorldCom Average Price to be $33.13, resulting in an assumed MCI Exchange Ratio of 1.5396. The actual MCI Exchange Ratio may vary as described herein. See Item 5(1) above. The MCI/WorldCom Merger will be accounted for as a purchase under generally accepted accounting principles.

     These Pro Forma Condensed Combined Financial Statements should be read in conjunction with the historical financial statements of WorldCom and MCI. The historical financial statements of WorldCom and related notes as of December 31, 1997 and for each of the years in the three-year period ended December 31, 1997 are contained in WorldCom's Current Report on Form 8-K dated May 28, 1998 and the historical financial statements of WorldCom and related notes as of March 31, 1998 and for the three months ended March 31, 1998 and 1997 are contained in WorldCom's Quarterly Report on Form 10-Q for the three months ended March 31, 1998. The historical financial statements of MCI and related notes as of December 31, 1997 and March 31, 1998 and for each of the years in the three-year period ended December 31, 1997 and for the three months ended March 31, 1998 and 1997 are contained in WorldCom's Current Report on Form 8-K/A-3 filed May 28, 1998, which is incorporated by reference herein.

     Information regarding WorldCom's results for the three months ended June 30, 1998 is contained in WorldCom's Current Report on Form 8-K dated July 23, 1998 (filed July 24, 1998). Information regarding MCI's results for the three months ended June 30, 1998 is contained in WorldCom's Current Report on Form 8-K dated August 4, 1998 (filed August 4, 1998).

     The Pro Forma Condensed Combined Financial Statements are presented for comparative purposes only and are not intended to be indicative of actual results had the transactions occurred as of the dates indicated above nor do they purport to indicate results which may be attained in the future.

             WORLDCOM PRO FORMA CONDENSED COMBINED BALANCE SHEET(1)
                              AS OF MARCH 31, 1998
                                 (IN MILLIONS)

                                                                                          MCI WORLDCOM
                                            WORLDCOM           MCI         PRO FORMA       PRO FORMA
                                          HISTORICAL(2)   HISTORICAL(2)   ADJUSTMENTS       COMBINED
                                          -------------   -------------   -----------     ------------
Current assets..........................     $ 2,183         $ 5,128        $ 6,936 (4)     $ 7,311
                                                                             (6,936)(3)
Property, plant and equipment, net......       7,732          13,944         (2,700)(3)      18,976
Goodwill and other intangibles, net.....      14,718           2,327         28,366 (3)      45,411
Other assets............................       1,282           4,066            (77)(5)       5,271
                                             -------         -------        -------         -------
          Total assets..................     $25,915         $25,465        $25,589         $76,969
                                             =======         =======        =======         =======
Current liabilities.....................     $ 2,310         $ 7,237        $    --         $ 9,547
Long-term debt..........................       8,332           3,615          6,936 (4)      18,883
Other liabilities.......................         451           2,101         (1,015)(3)       1,537
Mandatorily redeemable preferred
  stock.................................          --             750             --             750
Shareholders' equity:
  Class A common stock..................          --              14            (14)(5)          --
  Common stock..........................          10              60            (60)(5)          20
                                                                                 10 (6)
  Paid in capital.......................      16,951           6,350         (6,350)(5)      48,371
                                                                             31,420 (6)
  Retained earnings (deficit)...........      (2,189)          5,446         (5,446)(5)      (2,189)
  Other.................................          50            (108)           108 (5)          50
                                             -------         -------        -------         -------
          Total shareholders' equity....      14,822          11,762         19,668          46,252
                                             -------         -------        -------         -------
          Total liabilities and
            shareholders' equity........     $25,915         $25,465        $25,589         $76,969
                                             =======         =======        =======         =======

The accompanying notes are an integral part of this statement.

            PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS (1)
                    FOR THE THREE MONTHS ENDED MARCH 31, 1998
                      (IN MILLIONS, EXCEPT PER SHARE DATA)

                                                                                               MCI WORLDCOM
                                                WORLDCOM           MCI         PRO FORMA        PRO FORMA
                                              HISTORICAL(2)   HISTORICAL(2)   ADJUSTMENTS        COMBINED
                                              -------------   -------------   -----------      ------------
Revenues.....................................    $2,350          $5,288          $(204)(7)       $7,434
Operating expenses:
  Line costs.................................     1,147           2,883           (204)(7)        3,826
  Selling, general and administrative........       478           1,504            --             1,982
  Depreciation and amortization..............       299             690            181 (8)        1,032
                                                                                  (138)(9)
  Brooks Fiber merger costs..................        69              --             --               69
  Charge for in-process research and
    development..............................       429              --             --              429
                                                 ------          -------         -----           ------
Operating income (loss)......................       (72)            211            (43)              96
Other income (expense):
  Interest expense...........................      (102)            (52)          (114)(10)        (268)
  Other......................................        12              19             --               31
                                                 ------          -------         -----           ------
Income (loss) before income taxes............      (162)            178           (157)            (141)
Provision for income taxes...................       118              62              9 (11)         189
                                                 ------          -------         -----           ------
Income (loss) from continuing operations.....      (280)            116           (166)            (330)
Preferred dividend requirements..............         7              15             --               22
                                                 ------          -------         -----           ------
Net income (loss) applicable to common
  shareholders...............................    $ (287)          $  101         $(166)          $ (352)
                                                 ======          =======         =====           ======
Number of shares issued and outstanding:
  Basic......................................     1,012              715                          1,903
                                                 ======          =======                         ======
  Diluted....................................     1,012              732                          1,903
                                                 ======          =======                         ======
Earnings per share(12)
  Basic......................................    $(0.28)         $  0.14                         $(0.18)
  Diluted....................................    $(0.28)         $  0.14                         $(0.18)

The accompanying notes are an integral part of this statement.

            PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS (1)
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                      (IN MILLIONS, EXCEPT PER SHARE DATA)

                                                                                            MCI WORLDCOM
                                              WORLDCOM           MCI         PRO FORMA        PRO FORMA
                                            HISTORICAL(2)   HISTORICAL(2)   ADJUSTMENTS       COMBINED
                                            -------------   -------------   -----------     -------------
Revenues..................................      $7,476         $19,653         $(380)(7)       $26,749
Operating expenses:
  Line costs..............................       3,857          10,956          (380)(7)        14,433
  Selling, general and administrative.....       1,626           5,940            --             7,566
  Depreciation and amortization...........         976           2,082           722 (8)         3,230
                                                                                (550)(9)
                                               -------         -------         -----           -------
Operating income .........................       1,017             675          (172)            1,520
Other income (expense):
  Interest expense........................        (395)           (235)         (454)(10)       (1,084)
  Other...................................          41            (141)           --              (100)
                                               -------         -------         -----           -------
Income (loss) before income taxes.........         663             299          (626)              336
Provision for income taxes................         416              90            36 (11)          542
                                               -------         -------         -----           -------
Income (loss) from continuing
  operations..............................         247             209          (662)             (206)
Preferred dividend requirements...........          26              60            --                86
                                               -------         -------         -----           -------
Net income (loss) applicable to common
  shareholders............................      $  221         $   149         $(662)          $  (292)
                                               =======         =======         =====           =======
Number of shares issued and outstanding:
  Basic...................................         966             693                           1,824
                                               =======         =======                         =======
  Diluted.................................         997             707                           1,824
                                               =======         =======                         =======
Earnings per share(12)
  Basic...................................      $ 0.23          $ 0.22                         $ (0.16)
  Diluted.................................      $ 0.22          $ 0.21                         $ (0.16)

The accompanying notes are an integral part of this statement.

                               NOTES TO PRO FORMA
                    CONDENSED COMBINED FINANCIAL STATEMENTS

     1. The unaudited pro forma financial data do not give effect to any restructuring costs, nor any potential cost savings or other synergies that could result from the MCI/WorldCom Merger or for the sale of the iMCI Business or purchase of an investment in Embratel. WorldCom is in the process of developing its plan to integrate the operations of MCI which may include certain exit and restructuring costs. As a result of this plan, a charge, which may be material but which cannot now be quantified, is expected to be recognized in the period in which such a restructuring occurs. Furthermore, the pro forma financial data do not reflect any expense of intangible assets attributable to the value of any in-process research and development projects of MCI at the time of the MCI/WorldCom Merger. However, WorldCom is conducting asset valuation studies of MCI's tangible and identifiable intangible assets, including in-process research and development projects, for the purpose of allocating the purchase price to the net assets acquired. A preliminary estimate of the one-time charge for purchased in-process research and development projects of MCI is between $6 and $7 billion. The pro forma data are not necessarily indicative of the operating results or financial position that would have occurred had the MCI/WorldCom Merger been consummated at the dates indicated, nor necessarily indicative of future operating results or financial position. This discussion of possible future charges or allocations constitute "forward looking statements" within the meaning of the PSLRA and is subject to risks and uncertainties. Important factors that could cause actual results to differ materially from such statement include, without limitation, the preliminary nature of such estimates and the need to complete asset valuation studies.

     2. These columns represent historical results of operations and financial position.

     3. This adjustment reflects the excess of consideration over net assets acquired. The following is a calculation (in millions except per share data):

MCI Common Stock outstanding at March 31, 1998..............       588
Shares issuable (treasury stock method) upon exercise of MCI
  options...................................................        30
                                                              --------
MCI Common Stock assumed outstanding at March 31, 1998......       618
MCI Exchange Ratio per share................................    1.5396
                                                              --------
WorldCom Common Stock assumed to be issuable................       951
WorldCom per share closing price on November 7, 1997........  $  33.13
                                                              --------
Sub-total...................................................  $ 31,507
Payment to MCI Class A Common Stockholder...................     6,936
Inducement fee and other estimated transaction costs........       510
                                                              --------
Total consideration.........................................    38,953

Preliminary purchase accounting adjustments:
Fair value adjustment to property, plant and equipment......     2,700
Deferred tax impact of fair value adjustment................    (1,015)
                                                              --------
                                                                40,638
Historical net book value of MCI net assets acquired........   (11,762)
                                                              --------
Excess of consideration over net assets acquired............    28,876
Inducement fee and other transaction cost reflected in
  WorldCom historical.......................................      (510)
                                                              --------
                                                              $ 28,366
                                                              ========

     The total consideration will be allocated to the assets and liabilities of MCI based on their estimated fair value. A preliminary allocation of the purchase price has been presented in the pro forma condensed combined financial statements in which the historical MCI property, plant and equipment has been adjusted to its estimated fair value based upon its depreciated replacement cost. The impact of this fair value adjustment has also been reflected in pro forma deferred tax balances. The excess of consideration over the historical book value of MCI net assets acquired has been preliminarily allocated to goodwill and other intangible assets. A final allocation of the purchase price to the MCI assets acquired and liabilities assumed is dependent upon certain valuations and studies that have not progressed to a stage where there is sufficient information to make such an allocation in the accompanying pro forma financial information. These valuations are expected to be completed around the effective time of the MCI/WorldCom Merger. WorldCom's management believes the consideration in excess of the historical book value of MCI's net assets acquired, primarily comprises goodwill, certain in-process research and development projects and other intangible assets. In-process research and development projects may include projects for which technological feasibility has not been established and the technology has no future alternative use. To the extent that a portion of the purchase price is allocated to such in-process research and development projects, a charge, which, based upon preliminary estimates, may approximate $6 to $7 billion, would be recognized as an expense in the period in which the MCI/WorldCom Merger occurs. (See Note 1). Such a charge would reduce goodwill by a similar amount. The effect of such a charge on the Pro Forma condensed combined statement of operations would be a reduction of amortization expense, with a corresponding increase to earnings, of approximately $150 million to $175 million on an annual basis. A change of $500 million in the allocation of the purchase price to in-process research and development projects of MCI would affect amortization expense by $12.5 million annually. This discussion of possible future charges or allocations constitute "forward looking statements" within the meaning of the PSLRA and is subject to risks and uncertainties. Important factors that could cause actual results to differ materially from such statement include, without limitation, the preliminary nature of such estimates and the need to complete asset valuation studies.

     4. This adjustment represents additional borrowings of $6.9 billion for the purpose of financing the cash payment to the holder of the MCI Class A Common Stock. Estimated transaction costs of $510 million (which includes a $465 million inducement fee paid to BT) were paid in 1997 and are reflected in the WorldCom historical column.

     5. These adjustments represent the elimination of MCI's stockholders' equity accounts and investment in WorldCom Common Stock.

     6. These adjustments represent the issuance of approximately 951 million shares of WorldCom Common Stock in connection with the MCI/WorldCom Merger at an assumed MCI Exchange Ratio of 1.5396 shares of WorldCom Common Stock for each share of MCI Common Stock outstanding. The actual MCI Exchange Ratio may vary as described herein.

     7. These estimated adjustments eliminate the revenues and corresponding line costs attributable to the intercompany transactions between WorldCom and MCI.

     8. This entry reflects the adjustment to amortization for the effect of the excess of consideration over net assets acquired in the MCI/WorldCom Merger. For purposes of the Pro Forma Condensed Combined Financial Statements, the excess consideration has been amortized over an estimated life of 40 years. WorldCom management expects that amounts allocated to goodwill and trade names will be amortized over 40 years while other intangible assets may be amortized over shorter periods consequently reducing net income reported by MCI WorldCom. A final determination of the lives attributable to the intangible assets has not yet been made (See Note 1). As discussed in Note 3, a portion of the excess consideration may be allocated to certain in-process research and development projects. To the extent amounts are allocated to certain in-process research and development projects, goodwill and pro forma amortization expense would be ratably reduced.


     9. This entry reflects the adjustment to depreciation expense for the effect of the fair value adjustment of MCI's property, plant and equipment based on a preliminary evaluation of depreciated replacement cost (See Note 3).

     10. These adjustments represent the recognition of interest expense on the additional borrowings of WorldCom to finance the cash payment to the holder of the MCI Class A Common Stock and transaction costs (see Note 4). The interest expense was calculated based on WorldCom's incremental borrowing rate of 6.1%. A change of 1/8% in the incremental rate would affect interest expense by $2.3 million and $9.3 million for the three months ended March 31, 1998 and for the year ended December 31, 1997, respectively.

     11. These entries represent the tax effect of the pro forma adjustments.

     12. Pro forma per share data are based on the number of WorldCom common and common equivalent shares that would have been outstanding had the MCI/WorldCom Merger occurred on the earliest date presented.

                                 EXHIBIT INDEX

  Exhibit No.                        Description
  -----------                        -----------
    99.1            Certain portions of MCI's Press release dated July 30, 1998
                    (incorporated herein by reference to Exhibit 99.1 to
                    WorldCom's Form 8-K dated August 4, 1998 (filed August 4,
                    1998)).

    99.2 Certain portions of WorldCom's press release dated July 23, 1998 (incorporated herein by reference to Exhibit 99.1 to WorldCom's Form 8-K dated July 23, 1998 (filed July 24,
                    1998)).



    99.3            Portions of WorldCom's Proxy Statement/Prospectus dated
                    January 22, 1998 under the captions "The MCI/WorldCom Merger
                    - Interests of Certain Persons in the Transaction," "Other
                    Terms of the MCI/WorldCom Merger Agreement," "The BT
                    Agreement" and "Certain Regulatory Filings and Approvals" contained in WorldCom's Registration Statement on Form S-4, as amended (No. 333-36901), which portions are hereby incorporated by reference herein.


    99.4            Certain portions of MCI's press release dated July 29, 1998.